                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF SHEARMAN & STERLING]




November 29, 2000


Retek Inc.
801 Nicollet Mall, Eleventh Floor
Minneapolis Minnesota,  55402

              Retek Inc. Registration Statement on Form S-3 (Registration No.
              333-         )

Ladies and Gentlemen:

         We are acting as counsel to Retek Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company pursuant to the above-referenced Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, of up to 689,057 shares of common stock of the Company, par value $0.01 per share (the "Shares").

         We have examined a copy of the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinion, we have relied as to factual matters upon certificates of officers of the Company and certificates of public officials.

         Our opinion expressed herein is limited to the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

         Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained therein. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Shearman & Sterling